EXHIBIT 99.1

Lowell Farms Inc. Announces Unaudited First Quarter 2023 Financial and Operational Results

SALINAS, Calif., May 11, 2023 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (“Lowell Farms” or the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born vertically integrated cannabis company with advanced production capabilities including cultivation, extraction, manufacturing, and distribution, announces unaudited revenue and operating results for the first quarter of 2023 (ended March 31, 2023). All figures stated are in US Dollars.

First Quarter Financial Highlights

Revenues:

  Net revenue generated for Q1 2023 decreased 39% to $7.5 million, as compared to $12.4 million for Q1 2022. Net revenue was $9.3 million for Q4 2022, a decrease of 19%.
    CPG revenue decreased 49% compared to Q1 2022, and decreased 18% compared to Q4 2022.
    Bulk revenue from self-grown wholesale products increased 44% compared to Q1 2022 and decreased 9% compared to Q4 2022. In Q1 2023, there was a 31% decrease in volume and a 24% increase in realized price per lb compared to Q4 2022.
    LFS revenue decreased 86% compared to Q1 2022 and decreased 79% compared to Q4 2022.
    Out of state licensing revenue decreased 69% compared to Q1 2022 and decreased 23% compared to Q4 2022.

Gross Profits:

  Gross profit for Q1 2023 was $0.1 million reflecting gross margins of 1.8% compared to a gross profit of $1.6 million reflecting gross margins of 12.7% for Q1 2022.

Operating Loss:·

  Operating loss was $2.3 million compared to $2.5 million in Q1 2022, a 5% improvement. Operating loss improved by 64% from $6.4 million compared to Q4 2022.
  Net loss was $4.0 million compared to a net loss of $4.1 million in Q1 2022, and a net loss of $11.1 million for Q4 2022.

Adjusted EBITDA:

  Adjusted EBITDA was negative $1.1 million compared to adjusted EBITDA of negative $0.9 million in Q1 2022 and adjusted EBITDA of negative $4.1 million in Q4 2022. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information” below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.

Revenue Summary ($’s in ‘000)

				Q1’23 vs Q4’22
	Q1’22	Q4’22	Q1’23	Growth
CPG Revenues	$9,077	$5,682	$4,659	-18%
Bulk Product	$1,758	$2,768	$2,530	-9%
LFS	$851	$549	$115	-79%
Out-of-State Licensing	$723	$289	$222	-23%
Total	$12,409	$9,288	$7,526	-19%

Subsequent events to the first quarter ended March 31, 2023:

  Tessa O’Dowd, who has been serving as the Company’s Senior Vice President of Finance, will assume the role of the Company’s Interim Chief Financial Officer effective immediately, following the departure of Brian Shure as the Company’s Chief Financial Officer on May 11, 2023.

“Tessa is an experienced financial executive who has a knowledgeable background in the Cannabis sector and can successfully lead our financial function through this interim period,” said Mark Ainsworth, Chief Executive Officer. “We also thank Brian for his service and wish him well in his future endeavors.”

“Despite a challenging first quarter, we are seeing improvements that we believe indicate the cost-cutting measures and operational efficiencies that we’ve employed are paying off. While we did experience a decrease in revenue, we are encouraged by the positive trend in our operating loss. As we continue to navigate a challenging economic environment, we remain focused on improving our financial performance and expanding our product offerings to achieve sustainable growth.”

Operational Highlights and Ongoing Initiatives:
We believe the Company’s focus and strategic planning of key initiatives continue to drive sustainable growth, with top priorities on its cultivation facilities, improving operational efficiency, and refinement of biological assets.

  Cultivation Quality and Efficiency:
    Continuing to refine its cultivation processes, genetics, and enhance facilities and systems is always at the forefront of the Company’s objectives.
      Lowell Farms saw flower product totaling 4,932 lbs during Q1 2023 compared to 8,355 in Q4 of 2022.
        The Company harvested 42 times in Q1 2023; in contrast to 41 harvests in Q4 2022.
          This was largely due to historic low temperatures, extreme rainfall, and low light levels.
        The average turn time for the flowering rooms remained consistent with 59 days in Q1 2023 compared to 58 days in Q4 2022.
    The portfolio of strains and consistent THC potencies coming from the cultivations in Q1 2023 are a result of the upgrades the Company has made to the electrical, mechanical, and environmental systems.
      These improvements resulted in an average potency of 26.3% in Q1 2023 compared to 27.6% in Q4 2022.
    All cultivation licenses have been converted from Provisional to Annual licenses, an achievement that very few other facilities have.
  Lowell Farm Services
    Lowell Farms’ cannabis processing facility is in Salinas Valley.
      In Q1 2023, the Company generated revenue of $0.1 million associated with Lowell Farm Services in comparison to $0.5 million in Q4 2022. LFS revenue includes sales of third-party bulk flower.
      Lowell Farm Services processed approximately 22,500 lbs of wet weight third-party flower in Q1 2023 compared to 70,000 lbs in Q4 2022.
        The decrease is attributed to seasonality as well as attrition within the Monterey County market.
        Continued efficiencies in processing functions have resulted in reduced labor costs.
  California Market Trends
    Lowell Herb Co.
      Lowell achieved the highest 35s monthly revenue since the launch in Q3 2022 with approximately $350k in sales in March 2023 compared to the previous high of approximately $327k in December 2022. Total 35s revenue during Q1 2023 was $946k.
      Since launching the Lowell 35’s product in Q3 2022, Lowell remains one of the top three selling non-infused pre-roll brands in California, according to Headset data.
      Sales of Lowell branded products generated revenue of $3.9 million in Q1 2023, compared to $4.7 million in Q4 2022.
  Out-of-State Licensing
    Collectively out-of-state revenues were $222k in Q1 2023 compared to $289k in Q4 2022.
    Massachusetts
      Lowell Herb Co is the 15th top-selling non-infused pre-roll brand in the state, according to Q1 2023 BDS data.
      Three of the Lowell pre-roll pack SKUs are positioned within the top 25 non-infused pre-roll SKUs in the state, according to Q1 2023 BDS data.
    Illinois
      Lowell remains the 4th top-selling non-infused pre-roll brand in the state, according to Q1 2023 BDS data.
      Lowell products hold 8 spots within the top 50 non-infused pre-roll SKUs, according to Q1 2023 BDS data.
    Arizona
      Launched in Q1 2023 and in its first full month of launch, Lowell Smokes became the #1 selling pre-roll pack in both unit sales and revenue in its flagship account, Sunday Goods.
      The brand quickly added new accounts, drawing interest from dispensaries statewide.
    Colorado
      Lowell Herb Co recently launched in the state throughout the LivWell dispensary network.
    New Mexico
      Through its licensing partner, Schwazze, Lowell recently launched throughout the Star Buds network.
  Distribution and Sales Capabilities:
    The average order value has remained consistent with approximately $4,440 in Q1 2023 compared to $4,879 in Q4 2022.

Q1 Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. ET on Thursday, May 11, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-888-349-0084
International:	1-412-317-0455
Webcast:	Link here

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (“Lowell Farms”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, House Weed, MOON, and Kaizen, for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis products; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s other disclosure documents, which are filed on SEDAR under the Company’s issuer profile at www.sedar.com and include the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed on the SEC website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance and tax recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies.

LOWELL FARMS INC. CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,294	$1,098
Accounts Receivable - net of allowance for doubtful accounts of $953 and $1,053 at March 31, 2023 and December 31, 2022, respectively.	2,838	4,163
Inventory	10,084	10,779
Prepaid expenses and other current assets	1,207	1,522
Total current assets	15,423	17,562
Property and equipment, net	30,792	31,284
Right of use assets, net	25,367	27,362
Other intangibles, net	42,101	42,202
Other assets	412	413

Total assets	$114,095	$118,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,442	$2,307
Accrued payroll and benefits	432	350
Notes payable, current portion	273	282
Lease obligation, current portion	2,464	2,659
Convertible debentures	21,626	21,398
Other current liabilities	3,550	3,654
Total current liabilities	31,787	30,650
Notes payable	2	3
Lease obligation	29,505	31,340
Convertible debentures	-	-
Mortgage obligation	8,664	8,713
Total liabilities	69,958	70,706
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Share capital	191,802	191,742
Accumulated deficit	(147,665)	(143,625)
Total stockholders’ equity	44,137	48,117

Total liabilities and stockholders’ equity	$114,095	$118,823

LOWELL FARMS INC. CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three Months Ended
	March 31,	March 31,
	2023	2022
Net revenue	$7,526	$12,409
Cost of goods sold	7,394	10,835

Gross profit	132	1,574

Operating expenses
General and administrative	1,624	2,164
Sales and marketing	735	1,761
Depreciation and amortization	106	108
Total operating expenses	2,465	4,033

Loss from operations	(2,333)	(2,459)

Other income/(expense)
Other income (expense)	1	(143)
Unrealized change in fair value of investment	-	(70)
Interest expense	(1,659)	(1,310)
Total other income (expense)	(1,658)	(1,523)

Loss before provision for income taxes	(3,991)	(3,982)
Provision for income taxes	49	75
Net loss	$(4,040)	$(4,057)

Net loss per share:
Basic	$(0.03)	$(0.04)
Diluted	$(0.03)	$(0.04)
Weighted average shares outstanding:
Basic	121,770	100,118
Diluted	121,770	100,118

LOWELL FARMS INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,	March 31,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(4,040)	$(4,057)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,196	1,511
Amortization of debt issuance costs	249	226
Share-based compensation expense	60	161
Provision for doubtful accounts	88	243
Unrealized loss on change in fair value of investments	-	70
Changes in operating assets and liabilities:
Accounts receivable	1,237	2,335
Inventory	695	(2,464)
Prepaid expenses and other current assets	315	(726)
Other assets	1	-
Accounts payable and accrued expenses	1,111	1,827
Net cash provided by (used in) operating activities	$912	$(874)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(29)	(483)
Net cash used in investing activities	$(29)	$(483)
CASH FLOW FROM FINANCING ACTIVITIES
Principal payments on lease obligations	(608)	(586)
Payments on notes payable	(79)	(58)
Net cash used in financing activities	$(687)	$(644)

Change in cash and cash equivalents	196	(2,001)
Cash and cash equivalents-beginning of year	1,098	7,887
Cash, cash equivalents -end of period	$1,294	$5,886

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$821	$1,018
Cash paid during the period for income taxes	$-	$268

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$8	$79

The table below reconciles Net Loss to Adjusted EBITDA for the periods indicated.

LOWELL FARMS INC. EBITDA – Non-GAAP measure

	Three Months Ended
	March 31,	March 31,
(in thousands)	2023	2022
Net loss	$(4,040)	$(4,057)
Interest expense	1,659	1,310
Provision for income taxes	49	75
Depreciation and amortization in cost of goods sold	1,090	1,260
Depreciation and amortization in operating expenses	106	108
Depreciation and amortization in other income (expense)	-	143
EBITDA(1)	(1,136)	(1,161)
Investment and currency (gains)/ losses	-	70
Share-based compensation	60	161
Transaction and other special charges	-	30
Adjusted EBITDA(1)	$(1,076)	$(900)
(1)Non-GAAP measure